Exhibit 99.1

MeadWestvaco Corporation
Global Headquarters
11013 West Broad Street
Glen Allen VA 23060-5937

+1 804.327.7925 T
+1 804.327.6209 F
www.mwv.com

PRESS RELEASE

Media Contact	Investor Relations
Alison von Puschendorf tel: +1 804-327-7284 mediainquiries@mwv.com	Jason Thompson tel: +1 804-201-2556

MWV Provides Updated Business Outlook

RICHMOND, VA – October 14, 2008 – MeadWestvaco Corporation (NYSE: MWV) today announced that it is lowering its business outlook for the third quarter ended September 30, 2008, due to the impact of higher input cost inflation, lower volumes in the Consumer & Office Products business and weakening demand in some packaging end markets, particularly in the month of September. The company also was impacted by hurricane-related business disruptions at its Evadale, Texas, and DeRidder, Louisiana, facilities.

MWV’s combined business segment profits for the third quarter 2008 will be modestly above previous quarter levels, but below third quarter 2007 levels. Cash and cash equivalents at the end of the third quarter were approximately $550 million and the company has no short-term debt or significant maturities due until 2012. The company’s cash position benefited from proceeds generated by the sale of the Kraft division and from cash generated by operating activities in the third quarter.

“Like many others companies, MWV must now address a particularly challenging and uncertain environment,” said John A. Luke, Jr., chairman and chief executive officer. “Our global growth strategies and strong balance sheet are clear advantages in the face of these challenges and we will continue to leverage them to generate long-term value for our shareholders. We are also committed to accelerating our productivity programs and reinforcing a very disciplined approach to capital allocation and working capital. Our ability to adjust to the emerging economic and market realities will be critical, and MWV’s leadership is committed to doing so successfully.”

The company will announce and review its third quarter results on October 29.

About MWV

MeadWestvaco Corporation (NYSE: MWV), provides packaging solutions to many of the world’s most-admired brands in the healthcare, personal and beauty care, food, beverage, media and entertainment, and home and garden industries. The company’s businesses include Consumer & Office Products, Specialty Chemicals, and the Community Development and Land Management Group, which sustainably manages the company’s land holdings to support its operations, and to provide for conservation, recreation and development opportunities. With 23,000 employees worldwide, MWV operates in 30 countries and serves customers in more than 100 nations. MWV manages all of its forestlands in accordance with internationally recognized forest certification standards, and has been named to the Dow Jones Sustainability World Index for the fifth consecutive year. For more information, please visit www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions, including divestitures; the reorganization of the company’s packaging business units; competitive pricing for the company’s products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its land holdings; adverse results in current or future litigation; currency movements; continued volatility and further deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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